As filed with the Securities and Exchange Commission on December 17, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

908 Devices Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3829 (Primary Standard Industrial Classification Code Number)	45-4524096 (I.R.S. Employer Identification Number)

645 Summer Street
Boston, MA 02210
(857) 254-1500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kevin J. Knopp
Chief Executive Officer
645 Summer Street
Boston, MA 02210
(857) 254-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Mark J. Macenka Michael J. Minahan Goodwin Procter LLP 100 Northern Ave. Boston, MA 02210 (617) 570-1000	Eric Blanchard Darren DeStefano Brent Siler Cooley LLP 55 Hudson Yards New York, NY 10001 (212) 479-6000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-250954
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☒ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Shares to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $0.001 par value per share	287,500	$20.00	$5,750,000.00	$628.00

(1)
Represents only the additional number of shares being registered and includes 37,500 shares that the underwriters have the option to purchase from the Registrant. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-250954).

(2)
The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $136,562,500 on a Registration Statement on Form S-1 (File No. 333-250954), which was declared effective by the Securities and Exchange Commission on December 17, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $5,750,000 is hereby registered.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, 908 Devices Inc. (the “Company”) is filing this registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”). This Registration Statement relates to the public offering of securities contemplated by the registration statement on Form S-1 (File No. 333-250954), which the Company originally filed on November 25, 2020, as amended (the “Initial Registration Statement”), and which the SEC declared effective on December 17, 2020.
The Company is filing this Registration Statement for the sole purpose of increasing the number of shares of its Common Stock to be registered for issuance and sale by 287,500 shares, including 37,500 shares that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Initial Registration Statement. The information set forth in the Initial Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.
The required opinions and consents are listed on the exhibit index and filed with this filing.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts, on the day of December 17, 2020.
908 DEVICES INC.
By:
/s/ Kevin J. Knopp, Ph.D.

Name: Kevin J. Knopp, Ph.D.
Title: Chief Executive Officer and Director
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney has been signed by the following person in the capacities on December 17, 2020.
Signature	Title
/s/ Kevin J. Knopp, Ph.D. Kevin J. Knopp, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Joseph H. Griffith IV Joseph H. Griffith IV	Chief Financial Officer (Principal Financial and Accounting Officer)
* Nicolas Barthelemy	Director
* Keith L. Crandell	Director
* E. Kevin Hrusovsky	Director
* Sharon Kedar	Director
* J. Michael Ramsey, Ph.D.	Director
* Mark Spoto	Director
*By: /s/ Kevin J. Knopp, Ph.D. Kevin J. Knopp, Ph.D. Attorney-in-Fact

EXHIBIT INDEX
Exhibit Number	Description of Document
5.1	Opinion of Goodwin Procter LLP.
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-1 (File No. 333-250954)).